Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement of our reports dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Republic First Bancorp, Inc., which are contained in the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Beard Miller Company LLP
Malvern, Pennsylvania
January 30, 2009